Exhibit 10.1

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT

BETWEEN

WHL MANAGEMENT LLC

A CALIFORNIA LIMITED LIABILITY COMPANY

AS LESSOR

AND

WILLIAMS-SONOMA, INC.

A CALIFORNIA CORPORATION

AS LESSEE

DATED

MAY 26, 2010

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT (this “Amendment”) dated May

26, 2010 (the “Effective Date”), by and between WHL MANAGEMENT LLC, a California limited liability company (“Lessor”), and WILLIAMS-SONOMA, INC., a California corporation

(“Lessee”).

RECITALs

WHEREAS, Lessor and Lessee are parties to that certain Aircraft Lease Agreement dated

May 16, 2008 (the “Agreement”);

WHEREAS, Lessor, Lessee and Bank of America, N.A. (“Bank”) are parties to that certain Consent to Lease and Assignment dated May 16, 2008 (“Consent”); and

WHEREAS, Lessee and Mr. Howard Lester (“Executive”) are parties to that certain

Retirement and Consulting Agreement dated January 25, 2010 (the “Consulting Agreement”);

and

WHEREAS, pursuant to the Consulting Agreement, the parties agreed to maintain the full

36-month term of the Agreement and the Executive agreed to cause Lessor to give Lessee an option to purchase the Aircraft; and

WHEREAS, the parties desire to amend the Agreement to incorporate the agreements regarding the Aircraft set forth in the Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

2. AMENDMENT OF AGREEMENT.

(a) The parties agree that the retirement of the Executive constitutes a Retirement Event under the Agreement. Notwithstanding such Retirement Event, the parties agree that the Lease Term of the Agreement shall continue and that the Agreement shall not terminate pursuant to Section 15 due to such Retirement Event.

(b) The parties agree that the Agreement is hereby amended to provide that Lessee shall have the option to purchase the Aircraft from Lessor on the expiration of the Lease Term (the “Option”) for the purchase price of US$32,000,000 (the “Purchase Price”). Lessee shall provide Lessor with preliminary, non-binding written notice of Lessee’s intent whether or not to exercise the Option (the “Preliminary Notice”) on or within thirty (30) days prior to December 1, 2010. Regardless

1.

of the intent expressed by Lessee in the Preliminary Notice, Lessee shall provide Lessor with binding, final written notice of Lessee’s intent to exercise the Option (the “Option Notice”) on January 3, 2011 (the “Exercise Date”); the Option Notice may not be delivered by Lessee prior to the Exercise Date and shall not be deemed to be binding or effective prior to the Exercise Date. If Lessee fails to provide the Option Notice on the Exercise Date, then the Option shall be void. If Lessee elects to exercise the Option, then:

(i) Lessee’s acquisition of the Aircraft shall occur on Monday, May 16, 2011, or such other date that is mutually agreeable to the parties (the “Closing Date”). On or before the Closing Date, Lessee shall, at its sole expense, position the Aircraft in Portland, Oregon or other mutually agreeable location in the continental United States (“Closing Location”).

(ii) Prior to the Closing Date, Lessor shall position an original executed FAA Lease Termination for the Agreement, an FAA Bill of Sale, and any and all other documents necessary to convey good and marketable title to the Aircraft free and clear of all liens and encumbrances to Lessee (except for the Warranty Bill of Sale referred to below) with the law firm of Daugherty, Fowler, Peregrin, Haught & Jenson in Oklahoma City, Oklahoma (“Escrow Agent”). Prior to the Closing Date, Lessee shall position an original executed FAA Lease Termination for the Agreement and FAA Registration Application with Escrow Agent.

(iii) On the Closing Date and at the Closing Location, Lessor shall have an authorized individual present, with proof of authorization, to execute and deliver to Lessee (1) a Warranty Bill of Sale substantially in the form attached hereto and incorporated herein as Exhibit 1-A; (2) an Assignment of Warranties substantially in the form attached hereto and incorporated herein as Exhibit 1-B; (3) a Receipt for Funds substantially in the form attached hereto and incorporated as Exhibit 1-C; and (4) California Statements of Exemption substantially in the form attached hereto and incorporated herein as Exhibit 1-D. On the Closing Date and at the Closing Location, Lessee shall have an authorized individual present, with proof of authorization, to execute and delivery to Lessor the Delivery Receipt substantially in the form attached hereto and incorporated as Exhibit 1-E; and the California Statements of Exemption substantially in the form attached hereto and incorporated herein as Exhibit 1-D.

(iv) Lessor shall deliver to Lessee any items that Lessor has removed or retained from the Aircraft, if any, prior to the Closing (as defined below). All return conditions of Section 9 shall be waived upon acquisition of the Aircraft by Lessee. Except with respect to the situations identified in Section 2(b)(v) below, the Aircraft will be sold to Lessee regardless of its then-current condition, as-is and with all faults. The Aircraft registration number, N878HL, shall be transferred to Lessee upon the Closing.

(v) For the avoidance of doubt, the parties hereby state that Lessor shall remain responsible to make any Capital Improvements under Section 5(l) of the Agreement until the Closing. If the Aircraft requires Capital Improvements to keep the Aircraft airworthy and Lessor makes such Capital Improvements after January 25, 2010, and prior to the Closing, then the Purchase Price shall be adjusted upwards to account for the increased value of the Aircraft resulting therefrom at the time of completion of such Capital Improvements. If the parties cannot agree on the increase in value of the Aircraft due to such Capital Improvements, then an appraisal will be performed to determine the increase in Aircraft value, if any, that is proximately caused solely as a result of such Capital Improvements. The appraisal will be conducted by a panel of three (3) experienced aircraft appraisers, with each party selecting, and bearing the expense of, one (1) appraiser and the two (2) appraisers thus appointed selecting the third appraiser, who will act as chairman and whose expense will be borne equally by both

2.

parties. The findings of the two (2) appraisers which are closest in value shall be averaged and shall constitute the increase in value, if any, of the Aircraft due to such Capital Improvements. Notwithstanding the foregoing, the appraisal process described above shall be for the limited purpose described above and shall not be used to revalue the entire Aircraft. The parties also agree that if during the period of time from the Lessee’s issuance of the Option Notice up to and including the Closing:

(aa) the Aircraft is damaged in a manner that would trigger Lessee’s obligation of indemnification under Section 14(c) of the Agreement, then Lessee’s acquisition of the Aircraft under the Option shall satisfy any and all of the obligations of Lessee to Lessor under Section 14(c) of the Agreement,

(bb) the Aircraft is damaged (but not destroyed) in a manner that would trigger a claim and payment from the insurer under the hull insurance for the Aircraft, then the Purchase Price shall be decreased by the amount of such payment, or, if the amount of such payment is not known prior to Closing, then Lessor shall assign such payment to Lessee at Closing,

(cc) the Aircraft is destroyed or determined to be a total loss, then the Option shall terminate, Lessor and Lessee shall be released from their obligations under this Amendment including Lessee’s obligation to purchase the Aircraft and the Agreement shall terminate. In such event, any hull insurance payable with respect to the Aircraft shall be paid to Bank, to the extent of its interest under the Aircraft Mortgage, with any surplus being retained by Lessor.

(vi) THE AIRCRAFT IS BEING SOLD TO LESSEE BY LESSOR HEREUNDER “AS IS,” AND, EXCEPT AS SET FORTH IN THE WARRANTY BILL OF SALE, LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT.

(vii) The parties agree that the term Taxes shall be expanded to include sales, use, retail, or other taxes that may be imposed on the Aircraft, Lessor or Lessee as a result of the purchase, sale or delivery of the Aircraft from Lessor to Lessee or use of the Aircraft by Lessee after Closing; provided, however, that Taxes shall not include any taxes to the extent that they relate to any income or capital gain taxes that may be imposed on Lessor on the sale of the Aircraft to Lessee.

(viii) The Cape Town Convention will be applicable to the sale of the Aircraft under the Option. The parties agree to cooperate and perform such acts as necessary to register at Closing, Lessee’s purchase of the Aircraft including, without limitation, its engines, as a contract of sale under the Cape Town Convention. The parties further agree to each appoint Escrow Agent as its professional user entity in regard to the Aircraft including, without limitation, its engines in order for Escrow Agent to register the contract of sale at Closing. Lessee shall not register any prospective contract of sale with the International Registry with respect to the Aircraft or any part thereof; any contracts of sale registered with respect to the Option shall occur at Closing.

3.

(ix) Lessor’s right to terminate the Agreement pursuant to Section 15 of the Agreement shall not be impacted by the exercise of the Option by Lessee. Termination of the Agreement by Lessor or Lessee pursuant to Section 15 of the Agreement shall terminate the Option. Upon execution of this Amendment, (i) Lessee shall no longer have the right to terminate the Agreement pursuant to the penultimate sentence of Section 15 of the Agreement or pursuant to Section 2(b)(iii) of the Consent; (ii) Lessee’s right to terminate the Agreement pursuant to the remainder of Section 15 of the Agreement and Section 2(b)(ii) of the Consent shall not be impacted by the exercise of the Option by Lessee; and (iii) if, on May 16, 2011, the conditions of Closing described in Section 2(b)(x) of this Amendment are not met by Bank or Lessor, then Lessee may elect to terminate the Option, not purchase the Aircraft, and return the Aircraft to Lessor as set forth in the Agreement.

(x) On the Closing Date and upon (i) Lessee’s confirmation it is prepared to transfer the Purchase Price to Lessor in compliance with Lessor’s instructions (which may include, without limitation, instructions for payment of the Purchase Price directly to Bank), (ii) Bank’s confirmation that upon Lessee’s payment to Bank of the Purchase Price (or as much of the Purchase Price as Lessor directs Lessee to pay to Bank), Bank will release its lien release documents with respect to the Aircraft, (iii) Lessor’s confirmation that upon Lessee’s payment of the Purchase Price, and the filing of the documents positioned with Escrow Agent, the Aircraft shall be conveyed to Lessee with good and marketable title, free and clear of all liens and encumbrances, and that Escrow Agent has been provided with such irrevocable instructions, and (iv) Escrow Agent’s confirmation that it has received all necessary documents and is prepared to file them with the Federal Aviation Administration, then: (v) Lessee shall initiate transfer of the Purchase Price to Lessor and/or Bank, as applicable, by wire transfer and provide confirmation number(s) for same, and (vi) Escrow Agent shall initiate filing of the documents identified in Section 2(b)(ii) with the Federal Aviation Administration. After steps (i) – (vi) are complete, Lessor shall deliver the Aircraft to Lessee and Lessee shall accept the Aircraft by executing and delivering the documents identified in Section 2(b)(iii). The completion of all the items in the preceding two sentences shall constitute the “Closing”. Without altering Lessee’s obligations with respect to maintaining the condition of the Aircraft under the Agreement, all risk of loss or damage to the Aircraft shall transfer to Lessee upon the Closing Delivery.

3. GOVERNING LAW/JURISDICTION. This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California. The parties hereby submit to the exclusive jurisdiction and venue of any court (federal, state or local) having situs within the State of California.

4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

5. NO FURTHER AMENDMENT; TREATMENT OF TRANSACTIONS. Except as modified pursuant to this Amendment, the Agreement and the Consent shall remain unmodified and in full force and effect, and the parties hereto confirm that the Agreement and Consent shall remain in effect except as amended hereby. Prior to the Closing, Lessor and Lessee shall report the Lease and the Option as separate transactions for financial accounting and federal, state and local income and other tax purposes. Lessor and Lessee shall continue to report Lessor as being the owner of the Aircraft for accounting and tax purposes until the Closing.

(SIGNATURES ON NEXT PAGE)

4.

The parties have executed this Amendment as of the day and year first written above.

LESSOR:	LESSEE:

WHL MANAGEMENT LLC	WILLIAMS-SONOMA, INC.
a California limited liability company	a California corporation
By: /s/ R. Kirk Lester	By: /s/ Sharon L. McCollam
Printed Name: R. Kirk Lester	Printed Name: Sharon L. McCollam
Its: Manager	Its: Executive Vice President, Chief
Operating and Chief Financial Officer
WHL Management LLC	Williams-Sonoma, Inc.
Address: c/o R. Kirk Lester, PO Box 1475	Address: 3250 Van Ness Avenue
Rancho Mirage, CA 92270	San Francisco, CA 94109
Phone: 760-779-5236	Phone: 415-616-8775
Fax: 703-837-1592	Fax: 415-439-1067
Attn: R. Kirk Lester	Attn: Sharon McCollam
E-mail: kirk@rklester.com	E-mail: smccollam@wsgc.com

Acknowledged and consented to by:

BANK OF AMERICA, N.A.

By:	/s/ Lucia Walsh

Name:	Lucia Walsh

Title:	Vice President

5.

EXHIBIT 1-A

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT

WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

THAT WHL Management LLC (“Seller”) is the owner of the full legal and beneficial title to that certain 2007 Bombardier Inc. Model BD-700-1A11 “Global 5000” aircraft bearing manufacturer’s serial number 9261, currently registered as N878HL, together with two (2) Rolls-Royce Deutschland BR700-710A2-20 engines installed thereon, bearing manufacturer’s serial numbers 12633 and 12634 and all other appliances, avionics, parts, additions, appurtenances, accessories, instruments, components, systems, furnishings, and other items of equipment now installed thereon, and all flight manuals, log books and records required by the United States Federal Aviation Administration, relating to said aircraft, engines, components and systems as further described in the Aircraft Delivery Receipt to be executed at acceptance by Williams-Sonoma, Inc. (“Purchaser”) (collectively, the “Aircraft”).

THAT for and in consideration of the sum of $10.00 and other valuable consideration, Seller does on the date hereof grant, convey, transfer, bargain, sell, deliver and set over, all of its right, title and interest in and to the Aircraft unto Purchaser.

THAT Seller hereby warrants to Purchaser, its successors and assigns, that there is hereby conveyed to Purchaser good and marketable title to the Aircraft free and clear of any and all mortgages, claims, liens, charges, leases, rights of others, security interests or other encumbrances of any kind, and that it will warrant and defend such title forever against all claims and demands whatsoever.

THE AIRCRAFT IS BEING SOLD TO LESSEE BY LESSOR HEREUNDER “AS IS,”

AND, EXCEPT AS SET FORTH IN THE WARRANTY BILL OF SALE, LESSOR SHALL

NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY,

EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN,

OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT, AS TO

THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT

DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT,

TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON

STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR

WORKMANSHIP OF THE AIRCRAFT OR ANY OTHER REPRESENTATION OR

WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE

AIRCRAFT.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized officer on this              day of                     , 2011.

1-A-1

SELLER:

WHL MANAGEMENT LLC a California limited liability company

By: ___________________________________________

Printed Name: __________________________________

Title: __________________________________________

Location of Delivery: Portland, Oregon

Date: _________________________________________

Time: _________________________________________

Airframe Hours: _________________________________

Engine Hours: Left Right

1-A-2

STATE OF OREGON	)	CAPACITY CLAIMED BY SIGNER Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.
) ss.
COUNTY OF	)

On , 2011, before me, , personally appeared ,		☐ Individual ☐ Corporate Officer(s)
☐	personally known to me
-or-		☐ Partner(s)	☐ Limited ☐ General
☐	proved to me on the basis of satisfactory evidence
	to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.	☐ Attorney-in-Fact ☐ Trustee(s) ☐ Guardian/Conservator
☐ Other: ____________________________

	Witness my hand and official seal.	SIGNER IS REPRESENTING: Name of person(s) or entity(ies)

WHL Management LLC

Signature of the Notary
This certificate must be attached to the document described at right:	Title or Type of Document: Warranty Bill of Sale Number of Pages: 3 Date of Document:
Signer(s) other than named above: N/A

1-A-3

Exhibit 1-B

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT

ASSIGNMENT OF WARRANTIES

KNOW ALL MEN BY THESE PRESENTS:

In accordance with the terms and conditions of the Option set forth in the Aircraft Lease Agreement between WHL Management LLC (“Seller”) and Williams-Sonoma (“Purchaser”) dated May 16, 2008, as amended, regarding that certain 2007 Bombardier Inc. Model BD-700-1A11 “Global 5000” aircraft bearing manufacturer’s serial number 9261, currently registered as N878HL, together with two (2) Rolls-Royce Deutschland BR700-710A2-20 engines installed thereon, bearing manufacturer’s serial numbers 12633 and 12634 and all other appliances, avionics, parts, additions, appurtenances, accessories, instruments, components, systems, furnishings, and other items of equipment now installed thereon, and all flight manuals, log books and records required by the United States Federal Aviation Administration, relating to said aircraft, engines, components and systems as further described in the Aircraft Delivery Receipt to be executed at acceptance by Purchaser (collectively, the “Aircraft”):

Seller hereby assigns to Purchaser, to the extent assignable, such rights as Seller may have under (a) any warranty (express or implied) with respect to the Aircraft and (b) any service policies or product agreements with respect to the Aircraft, in each case to the extent the same exist in favor of Seller and are capable of being assigned by or otherwise available to Purchaser (collectively, the “Assigned Rights”).

Seller hereby acknowledges Purchaser’s right to enforce in its own name such Assigned Rights as Seller may have with respect to the Aircraft to the extent assigned (and assignable) to Purchaser by Seller hereunder.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed by its duly authorized representative on                  , 2011.

SELLER:

WHL MANAGEMENT LLC a California limited liability company

By:

Printed Name:

Title:

1-B-1

EXHIBIT 1-C

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT

RECEIPT FOR FUNDS

The undersigned hereby acknowledges receipt of the sum of $32,000,000 for payment of that certain 2007 Bombardier Inc. Model BD-700-1A11 “Global 5000” aircraft bearing manufacturer’s serial number 9261, currently registered as N878HL, together with two (2) Rolls-

Royce Deutschland BR700-710A2-20 engines installed thereon, bearing manufacturer’s serial numbers 12633 and 12634 and all other appliances, avionics, parts, additions, appurtenances,

accessories, instruments, components, systems, furnishings, and other items of equipment now installed thereon, and all flight manuals, log books and records required by the United States

Federal Aviation Administration, relating to said aircraft, engines, components and systems as further described in the Aircraft Delivery Receipt to be executed at acceptance by Purchaser

(collectively, the “Aircraft”)

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its

duly authorized representative on                  , 2011.

WHL MANAGEMENT LLC
A California limited liability company

By:

Printed Name:

Title:

1-C-1

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT

EXHIBIT 1-D

STATEMENTS OF EXEMPTION PURSUANT

TO SECTIONS 6247 AND 6248 OF THE CALIFORNIA SALES AND USE TAX LAW

I hereby certify, under penalty of perjury under the laws of the State of California, that I delivered a
2007	Bombardier BD-700-1A11	9261	to	Williams-Sonoma, Inc.	at
(Year)	(Make) (Model)	(Serial No.)		(Name of Buyer)

Portland, Oregon	on		on behalf of	WHL Management LLC	.
(Out of State Location)		(Date of Delivery)		(Name of Seller)

Signed
	(Signature of Person Making Delivery)	(Date)

Capacity
(Salesman - Agent - Employee - Partner)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

I hereby certify, under penalty of perjury under the laws of the State of California, that I took delivery of a

2007	Bombardier	BD-700-1A11	9261
(Year)	(Make)	(Model)	(Serial No.)

on	, 2011	at	Portland, Oregon	from	WHL Management LLC
	(Date)		(Out of State Location - City and State)	(Name of Person Delivering Aircraft)

CHECK ONE OF THE FOLLOWING:

☐	Non-Resident: I further certify that the buyer does not have a residence in California where it resides permanently, personally or recurrently and that this aircraft was purchased for use outside the State of California.

☒	California Resident: I further certify that the buyer has a residence in California where it resides permanently, personally or recurrently and that this aircraft was purchased for use in Interstate or Foreign Commerce pursuant to the provisions of California Sales and Use Tax Regulation §1620(b)(5)(C)3 summarized below.

I understand that the aircraft delivery must occur outside of California. One business trip must occur outside of California before initial entry into the state. Subsequent to California entry and for the next six months, 50% or more of the flight time must be for interstate or foreign commerce purposes. If these requirements are not met, and if determined that use tax is due, the buyer will pay it directly to the California State Board of Equalization.

Signed			, 2011
	(Purchaser or Agent)	(Title)	(Date)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

On this      day of             , 2011, before me                                 , a Notary Public in and for the county of                     , State of Oregon, duly commissioned and sworn, personally appeared before me, both                                  and                                 , known to me OR proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entities upon behalf of which the persons acted, executed the instrument.

1-D-1

WITNESS my hand and official seal.
(Signature of Notary Public)

AMENDMENT NO. 1 TO AIRCRAFT LEASE AGREEMENT

EXHIBIT 1-E

AIRCRAFT DELIVERY RECEIPT

WILLIAMS-SONOMA, INC. (“Purchaser”) hereby accepts and acknowledges receipt from WHL MANAGEMENT LLC (“Seller”) in accordance with the terms and conditions of the Option set forth in the Aircraft Lease Agreement between Lessee and Lessor dated May 16, 2008, as amended (the “Agreement”), of that certain 2007 Bombardier Inc. Model BD-700-1A11 “GLOBAL 5000” aircraft, U.S. registration number N878HL, and bearing manufacturer’s serial number 9261, including its ROLLS-ROYCE DEUTSCHLAND BR710A2-20 engines, serial numbers 12633 and 12634, and all other appliances, avionics, parts, additions, appurtenances, accessories, instruments, components, systems, furnishings, and other items of equipment now installed thereon, and all flight manuals, log books and records required by the United States Federal Aviation Administration (“FAA”) relating to said aircraft, engines, components and systems, including the equipment and accessories set forth in Schedule 1 attached hereto (collectively, the “Aircraft”). Purchaser has determined that the Aircraft has the following hours:

Airframe:
Engine S/N 12633:
Engine S/N 12634:

IN WITNESS WHEREOF, this instrument has been duly signed by the undersigned authorized party, and the Aircraft accepted at                             Airport, in             , on             , 2011, at     a.m./p.m. local time.

PURCHASER:

WILLIAMS-SONOMA, INC. a California corporation

By:
Print Name:
Its:

SELLER:

WHL MANAGEMENT LLC a California limited liability company

By:
Print Name:
Its:

1-E-1

STATE OF OREGON	)	CAPACITY CLAIMED BY SIGNER Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.
) ss.
COUNTY OF	)

On , 2011, before me, , personally appeared ,		☐ Individual ☐ Corporate Officer(s)
☐	personally known to me
-or-		☐ Partner(s)	☐ Limited ☐ General
☐	proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

☐ Attorney-in-Fact ☐ Trustee(s) ☐ Guardian/Conservator
☐ Other: ____________________________

	Witness my hand and official seal.	SIGNER IS REPRESENTING: Name of person(s) or entity(ies)

Williams-Sonoma, Inc.

Signature of the Notary
This certificate must be attached to the document described at right:	Title or Type of Document: Aircraft Delivery Receipt Number of Pages: 1 Date of Document:
Signer(s) other than named above: Representative of WHL Management LLC

STATE OF OREGON	)	CAPACITY CLAIMED BY SIGNER Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.
) ss.
COUNTY OF	)

On , 2011, before me, , personally appeared ,		☐ Individual ☐ Corporate Officer(s)
☐	personally known to me
-or-		☐ Partner(s)	☐ Limited ☐ General
☐	proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

☐ Attorney-in-Fact ☐ Trustee(s) ☐ Guardian/Conservator
☐ Other: ___________________________

	Witness my hand and official seal.	SIGNER IS REPRESENTING: Name of person(s) or entity(ies)

WHL Management LLC

Signature of the Notary
This certificate must be attached to the document described at right:	Title or Type of Document: Aircraft Delivery Receipt Number of Pages: 1 Date of Document:
Signer(s) other than named above: Representative of Williams-Sonoma, Inc.

SCHEDULE 1 TO AIRCRAFT DELIVERY RECEIPT

AVIONICS AND EQUIPMENT

Lightning Sensor System (Honeywell)
LH Entrance Jeppesen Manual (10max) Storage Drawer
Noise Cancelling Headphones for Crew
Wireless LAN
Standby Analog Telephone Jack and Loose Equipment Handset (in Cockpit)
Additional Wired Handset, without Cradle
18.1 Inch LCD Pop Up Monitor in Credenza
- 24 Inch Bulkhead Monitors. Quantity 2
10.4 Inch Touchsecreen Monitor. Quantity 1
- 3 in arm monitors
Additional Galley Outlet (115v-60Hz)
Utility Outlets For Cockpit (115VAC - 60Hz)
Additional TRU & PDEs #5 and 6
Service Lights Timer Cabin Power Override System
Sunshield (Cockpit)
Side Console Pouches in cockpit (connectors delta)
Floor Mat Heaters (Entrance Area)
Flight Compartment Printer
Recliner Type Legrest, Single Seat (qty 6)
Flexible Reading Light, Single Seat (qty 6)
Flexible Reading Light, Double Seat (qty 2)
Plug-in Headrest with Flexwings (qty 10)
Single Seat Wide replacing Single Narrow Seat (qty 2)
Three Place Divan
Espresso Coffee Maker, Manual Fill
Addition Fwd Cabin Windows (in Fwd Lavatory)
Enviroclean System for Vacuum Toilet
Electronic Flight Bag
Logo Lights (Exterior)
Enhanced Vision System
Third FMS
Flight Crew Quick Donning Oxygen Masks-Puritan Bennett
Airshow: World Map Package
Airshow: Day-Night Map with Times Zone
Airshow: Static Logo
Airshow: Video Briefing English and Non English
Airshow: World Explorer
Winglet Viewing Mirrors (Cockpit)
Main Entry Door, Aft Handrail Extension
Main Entry Door, Additional Airstair Storage
Mid Cabin Bulkhead C/W Manual Sliding Frangible Door and EICAS Annunciation Half Bulkhead RHS
Provisions for Electrical Outlet in LH Galley Annex
Aft Lavatory Large 50.5 inch (EVAC vacuum toilet)

TOGETHER WITH ALL ADDITIONS, ACCESSIONS, MODIFICATIONS, IMPROVEMENTS, REPLACEMENTS, SUBSTITUTIONS, AND ACCESSORIES THERETO AND THEREFOR, ALL AVIONICS, ONBOARD EQUIPMENT, LOOSE EQUIPMENT, MANUALS, DOCUMENTATION AND TECHNICAL PUBLICATIONS, NOW OWNED OR HEREAFTER ACQUIRED, AND ALL RECORDS AND LOGBOOKS (IN WRITTEN FORM OR AS COMPUTER DATA, DISCS OR TAPES, WHETHER NOW EXISTING OR HEREAFTER ACQUIRED OR CREATED, AND WHETHER IN THE POSSESSION OF CUSTOMER OR HELD ON BEHALF OF CUSTOMER BY OTHERS).

Schedule 1